Exhibit (j)(2)

CONSENT OF COUNSEL

We consent to the reference to our firm under the heading “Legal Counsel” in Post-Effective Amendment No. 17 to the Registration Statement on Form N-1A of The Henssler Funds, Inc., as filed with the Securities and Exchange Commission on or about June 8, 2011.

/s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP
PAUL, HASTINGS, JANOFSKY & WALKER LLP

Atlanta, Georgia
June 8, 2011